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                    PATERNOSTRO, CALLAHAN & DEFREITAS, LLP
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                         CERTIFIED PUBLIC ACCOUNTANTS


PETER N. PATERNOSTRO, CPA
KENNETH J. CALLAHAN, CPA
EMANUEL J. DE FREITAS, CPA

WALTER J. SMITH, MBA



To the Board of Directors and Shareholders
Donno Company, Inc., Suffolk Waste Systems, Inc. and
Residential Services and N.R.T. Realty Corp.


We hereby consent to the use of our audit report dated March 3, 1997, relating to the combined financial statements of the Donno Company, Inc., Suffolk Waste Systems, Inc. and Residential Services and N.R.T. Realty Corporation, as of and for the three years ended June 30, 1996, and to our compilation reports dated March 3, 1997, relating to the combined financial statements of the Donno Company, Inc., Suffolk Waste Systems, Inc. and Residential Services and N.R.T. Realty Corporation, as of December 31, 1996, and for the six months then ended, all of which are contained in the current report on Form 8-K/A of Eastern Environmental Services, Inc., dated January 31, 1997. Additionally, we also consent to the incorporation by reference of the above mentioned reports in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), and the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996) of Eastern Environmental Services, Inc.


/s/ Paternostro, Callahan & DeFreitas
PATERNOSTRO, CALLAHAN & DeFREITAS, LLP
Mineola, New York
April 7, 1997



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